SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2007

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1700 Jay Ell Drive, Suite 200
Richardson Texas, 75081
(Address of principle executive offices)

(972) 470-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by Titan Global Holdings, Inc. (the “Company”) relating to events which occurred on September 17, 2007. This Form 8-K/A is being filed to include the financial statements of Appalachian Oil, Company, which was acquired by the Company and includes pro-forma financial information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheet as of August 31, 2007
Consolidated Statements of Operations for the period ended August 31, 2007 and for the years ended September 30, 2006 and 2005
Consolidated Statements of Stockholders' Equity for the period ended August 31, 2007 and for the years ended September 30, 2006 and 2005
Consolidated Statements of Cash Flows for the period ended August 31, 2007 and for the years ended September 30, 2006 and 2005
Notes to the Consolidated Financial Statements

Exhibit Number	Description
10.1	Stock Purchase Agreement dated as of July 17, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict. (Incorporated by reference to Titan’s For	(1)
10.2	Addendum to Stock Purchase Agreement dated as of July 17, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict. (Incorporated by reference to	(1)
10.3	Addendum to Stock Purchase Agreement dated as of August 29, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.	(1)
10.4	Addendum to Stock Purchase Agreement dated as of September 14, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.	(1)
10.5	Addendum to Stock Purchase Agreement dated as of September 17, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.	(1)
10.6	Loan and Security Agreement dated September 17, 2007 with the Lenders that are parties thereto and Greystone Business Credit II L.L.C.	(1)
10.7	Security Agreement between Appco-KY, Inc. and Greystone Business Credit II, L.L.C.	(1)
10.8	Corporate Guaranty dated as of September 17, 2007 by Appco-KY, Inc.	(1)
10.9	Corporate Guaranty by Appalachian Oil Company, Inc. and Appco-KY, Inc.	(1)
10.10	Corporate Guaranty by Titan Global Holdings, Inc., Titan PCB West, Inc., Titan PCB East, Inc., Oblio Telecom, Inc., Titan Wireless Communications, Inc., Starttalk, Inc., and Pinless, Inc.	(1)
10.11	Trademark Security Agreement dated as of September 17, 2007 between Appalachian Oil Company, Inc. in favor of and Greystone Business Credit II, L.L.C.	(1)
10.12	Stock Pledge Agreement dated as of September 17, 2007 by Appalachian Oil Company, Inc. to and for the benefit of and Greystone Business Credit II, L.L.C.	(1)
10.13	Stock Pledge Agreement dated as of September 17, 2007 by Titan Global Holdings, Inc. to and for the benefit of and Greystone Business Credit II, L.L.C.	(1)
10.14	Purchase and Sale Agreement dated as of September 17, 2007 by and between Appalachian Oil Company, Inc. and Appco-KY, Inc., YA Landholdings, LLC and YA Landholdings 7, LLC.	(1)
10.15	Form of Land and Building Lease Agreement between YA Landholdings, LLC and Appalachian Oil Company, Inc.	(1)
10.16	Securities Purchase Agreement dated as of September 17, 2007 by and between Titan Global Holdings, Inc. and YA Global Investments, L.P.	(1)
10.17	Registration Rights Agreement dated as of September 17, 2007 by and between Titan Global Holdings, Inc. and YA Global Investments, L.P.	(1)
10.18	Security Agreement dated as of September 17, 2007 by and between Titan Global Holdings, Inc. and each of its subsidiaries listed on Schedule I thereto and YA Global Investments, L.P.	(1)
10.19	Guaranty Agreement dated as of September 17, 2007 by and between Titan Global Holdings, Inc. and each of its subsidiaries listed on Schedule I thereto and YA Global Investments, L.P.	(1)
10.20	Form of Warrant issued to YA Global Investments, L.P.	(1)
99.1	Press Release dated September 17, 2007	(1)

(1)	Previously filed and incorporated herein by reference to the Company’s Current Report on Form 8-K dated September 17, 2007 and filed on September 21, 2007.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ R. Scott Hensell

R. Scott Hensell
Chief Financial Officer

Date: December 3, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
APPALACHIAN OIL COMPANY, INC. AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of Appalachian Oil Company, Inc. and Subsidiary as of August 31, 2007, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the eleven month period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Appalachian Oil Company, Inc. and Subsidiary as of August 31, 2007, and the results of their operations and their cash flows for the eleven month period then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 16 to the financial statements, the Company changed its method of evaluating misstatements during 2007.

SKODA MINOTTI

November 12, 2007

INDEPENDENT AUDITORS’ REPORT

TO THE BOARD OF DIRECTORS
APPALACHIAN OIL COMPANY, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of Appalachian Oil Company, Inc. and Subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of operations and other comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Appalachian Oil Company, Inc. and Subsidiaries as of September 30, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

SKODA, MINOTTI & CO.

January 30, 2007

Appalachian Oil Company, Inc. and Subsidiary
Consolidated Balance Sheets
(In thousands, except common stock share data)

	11 Months Ended	Year Ended
	8/31/2007	9/30/2006	9/30/2005
ASSETS
Current assets:
Cash and cash equivalents	$5,719	$3,912	$1,871
Investments, net	2,597	2,805	2,771
Trade accounts receivable, net	5,545	4,911	5,805
Related party receivables	-	163	1,304
Inventories, net	4,751	5,011	5,717
Prepaid expenses and other current assets	491	601	642
Deferred income taxes	740	385	224
Total current assets	19,843	17,788	18,334

Property and equipment, net	14,512	15,445	16,568
Related party receivables	-	42	166
Other assets	32	35	41
Total assets	$34,387	$33,310	$35,109

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable, trade	$13,857	$13,191	$13,940
Related party payables	172	96	254
Accrued expenses	2,661	2,175	2,368
Current portion of long-term debt	9,177	2,384	1,428
Current portion of litigation settlement	543	440	-
LIFO replacement reserve	147	-	-
Dividends payable	-	100	-
Other liabilities	132	152	200
Total current liabilities	26,689	18,538	18,190

Litigation settlement	571	950	-
Asset retirement obligation	1,323	-	-
Long-term debt	-	7,587	9,410
Deferred income taxes	582	595	927
Total liabilities	29,165	27,670	28,527
Stockholders' equity:

Common stock- no par value; 500,000 shares authorized; 59,509 shares issued and outstanding	32	32	32
Accumulated other comprehensive income	(23)	5	-
Retained earnings	5,213	5,603	6,550
Total stockholders' equity	5,222	5,640	6,582
Total liabilities and stockholders' equity	$34,387	$33,310	$35,109

The accompanying notes form an integral part of the consolidated financial statements.

Appalachian Oil Company, Inc. and Subsidiary
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	11 Months Ended	Year Ended
	8/31/2007	9/30/2006	9/30/2005

Net Sales	385,104	406,034	317,067

Cost of sales	361,381	379,429	294,183

	23,723	26,605	22,884

Operating expenses	22,848	25,231	23,953

Income (loss) from operations	875	1,374	(1,069)

Other income (expenses):
Interest expense	(611)	(584)	(639)
Litigation settlement expense	-	(2,390)	-
Investment income	91	-	-
Other income	171	352	361

Loss before income taxes	526	(1,248)	(1,347)
Provision for current income taxes	(193)	3	(5)
Provision for deferred income taxes	(50)	497	615

Net loss	283	(748)	(737)

Other comprehensive income (loss)
Unrealized gains (losses) on investment, net of tax	(28)	5	(13)
Comprehensive income (loss)	$255	$(743)	$(750)

Net loss applicable to common shareholders per share:
Basic and Diluted	$4.29	$(12.49)	$(12.60)
Number of weighted average common shares outstanding:
Basic and Diluted	59,509	59,509	59,509

The accompanying notes form an integral part of the consolidated financial statements.

Appalachian Oil Company, Inc. and Subsidiary
Consolidated Statements of Stockholders' Equity
For the 11 months ended August 31, 2007 and the years ended September 30, 2006 and 2005
(In thousands, except share amounts)

	Common Stock		Accumulated
			Other		Total
		at Par	Comprehensive	Retained	Stockholders’
	Shares	Value	Income (Loss)	Earnings	Equity
Balance, September 30, 2004	59,509	$32	$13	$7,525	$7,570
Net loss	-	-	-	(737)	(737)
Other comprehensive loss, net of tax	-	-	(13)	-	(13)
Dividends	-	-	-	(238)	(238)
Balance, September 30, 2005	59,509	$32	$-	$6,550	$6,582
Net loss	-	-	-	(748)	(748)
Other comprehensive loss, net of tax	-	-	5	-	5
Dividends	-	-	-	(199)	(199)
Balance, September 30, 2006	59,509	$32	$5	$5,603	$5,640
Cumulative effect of adoption of asset retirement obligation, net of taxes of $418	-	-	-	(673)	(673)
Net income	-	-	-	283	283
Other comprehensive loss, net of taxes of $10	-	-	(28)	-	(28)
Balance, August 31, 2007	59,509	$32	$(23)	$5,213	$5,222

The accompanying notes form an integral part of the consolidated financial statements.

Appalachian Oil Company, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(In thousands)

	11 Months Ended	Year Ended
	08/31/2007	09/30/2006	09/30/2005

Cash flows from operating activities:
Net income (loss)	$283	$(748)	$(737)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,857	2,222	2,204
Bad debt	48	1,280	232
LIFO replacement reserve	146	-	-
Loss on sales of investments	5	2	35
Loss (gain) on sale of property and equipment	22	3	(40)
Deferred income taxes	50	(496)	(615)
Accretion expense and other provisions	69	-	-
Changes in operating assets and liabilities
Accounts receivable, trade	(681)	616	(795)
Related party receivables	205	263	(34)
Inventories	260	707	(709)
Prepaid expenses and other current assets	110	47	(297)
Other assets	3	-	-
Accounts payable, trade	666	(750)	2,356
Related party payables	76	(158)	2
Accrued expenses	486	(193)	778
Litigation settlement	(277)	1,390	-
Other liabilities	(20)	(48)	(19)
Total adjustments	3,025	4,885	3,098
Net cash provided by operating activities	3,308	4,137	2,361

Cash flows from investing activities:
Purchase of investments	(383)	(881)	(1,277)
Proceeds from maturities of investments	365	690	990
Proceeds from sale of investments	193	141	195
Purchases of property and equipment	(1,025)	(1,106)	(2,293)
Proceeds from sale of property and equipment	243	25	628
Net cash used in investing activities	(607)	(1,131)	(1,757)

Cash flows from financing activities:
Net repayments on lines of credit	-	-	(447)
Repayment on long-term debt borrowing	(794)	(866)	(772)
Dividends paid	(100)	(99)	(238)
Net cash used in financing activities	(894)	(965)	(1,457)

Net decrease in cash	1,807	2,041	(853)
Cash and cash equivalents at beginning of period	3,912	1,871	2,724
Cash and cash equivalents at end of period	$5,719	$3,912	$1,871

Supplemental disclosures of cash flow information:
Interest Paid	$578	$592	$659
Income Tax Paid	76	100	-

Non-cash activities:
Equipment purchased through long-term debt	$-	$-	$451

Equipment acquired from transfers of notes receivable	-	-	411
Accrued and unpaid cash dividends	-	100	-
Rebates applied to litigation settlement liability	-	200	-

The accompanying notes form an integral part of the consolidated financial statements.

APPALACHIAN OIL COMPANY, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company operates 57 retail convenience stores in Eastern Tennessee, Southwest Virginia, and Eastern Kentucky. The Company is also a petroleum fuels jobber in Eastern Tennessee, Southwestern Virginia, Eastern Kentucky, Western North Carolina, and Southern West Virginia.

Principles of Consolidation

The consolidated financial statements include the accounts of Appalachian Oil Company, Inc. and its wholly owned subsidiary, Appco - KY, Inc. (collectively, “the Company”). All material intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due from a variety of customers. Credit is extended based on an evaluation of a customer’s financial condition. Accounts receivable are generally due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company performs ongoing credit evaluation of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management’s expectations. The Company determines its allowance by considering a number of factors, including the length of time accounts are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company, and the condition of the general economy and industry as a whole. The Company writes off accounts receivable when they become uncollectible. At August 31, 2007, the Company provided an allowance for doubtful accounts totaling $67,461. At September 30, 2006 and 2005, the Company provided an allowance for doubtful accounts totaling $59,679 and $69,857, respectively.

Inventories

Liquid fuel inventories are valued at the lower of cost, using the last-in, first-out (LIFO) method, or market. All  other inventories are valued at the lower of cost, using the first-in, first-out method (FIFO), or market.

LIFO Replacement Reserve

At interim periods, a replacement reserve is established to recognize the effects of decreases in inventory quantities expected to be replaced by year-end. This avoids charging older unit costs as elements of cost of goods sold and provides for a more appropriate matching of current costs with current revenues.

Revenue Recognition

Revenue from sales of petroleum and other items are recorded when title passes to the customer.  The Company records the gross amounts earned from sales to wholesale customers as revenues and the amounts paid to related vendors as cost of sales.

Property and Equipment

Property and equipment are stated at cost. Routine expenditures for repairs and maintenance are expensed as incurred. Depreciation, computed principally using the straight-line method, is based on the following estimated useful lives:

Building and leasehold improvements	7 - 30 years
Machinery and equipment	3 - 10 years

Derivative Instruments

The Company makes limited use of derivative instruments. The Company does not engage in speculative derivative activities or derivative trading activities, nor does it use derivatives with leveraged features. When the Company does enter into derivative transactions, it is to offset the exposures associated with oil prices that arise from existing assets.

The Company designates all its derivatives as cash flow hedges because settlement occurs within a brief period of time (less than one month). Gains and losses resulting from the changes in the fair value of derivatives are effectively offset in income by the gains and losses arising from changes in the fair value of the underlying hedged items. Amounts held on deposit by the Company’s broker are included with cash and cash equivalents. The net loss on cash flow hedges (included as a component of cost of goods sold) for the 11 month period ended August 31, 2007 was $448,400.

Asset Retirement Obligations

The Company incurs retirement obligations for underground storage tanks at the time they are installed. The fair values of these obligations are recorded as liabilities on a discounted basis. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Shipping

Shipping and handling costs charged to customers are included in the Company’s sales. Costs incurred by the Company for shipping and handling are included in the cost of goods sold.

Investments

When investment securities are sold, the Company computes gains and losses under the specific identification method. Fair market value of the marketable securities is determined based on quoted market prices.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between accumulated depreciation and certain deferred income and expense items for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Advertising

The Company expenses advertising costs as incurred. Advertising expense totaled $120,316 for the 11 month period ended August 31, 2007.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.	CONCENTRATION OF CREDIT RISK

The Company maintains demand deposit accounts at several commercial banks within the region in which it operates. Accounts at these banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per bank. Funds are transferred daily from convenience store accounts to a master account maintained at a commercial bank. This master account is operated as a sweep account whereby funds to cover daily disbursements by the Company are transferred from the master account to other demand deposit accounts. Any amounts remaining in the master account that are in excess of FDIC insurance limits are invested in short-term highly liquid financial instruments. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. As of August 31, 2007, no amount was in excess of the FDIC insured limit.

3.	SIGNIFICANT CUSTOMERS AND VENDORS

Contract revenues from two major customers amounted to $56,127,651 and comprised approximately 32% of ethanol sales for the 11 month period ended August 31, 2007. At August 31, 2007, the Company had aggregate accounts receivable due from these two customers of $704,844. Contract revenues from a customer amounted to $62,603,034 and $32,670,226 and comprised approximately 15% and 10% of sales for the years ended September 30, 2006 and 2005, respectively. At September 30, 2006 and 2005, the Company had aggregate trade accounts receivable due from this customer of $535,433 and $1,295,994, respectively.

During the 11 month period ended August 31, 2007, the Company bought $164,878,315 from three vendors, which comprised approximately 44% of purchases. At August 31, 2007, the Company had aggregate accounts payable due to these suppliers of $2,919,923. During the years ended September 30, 2006 and 2005 the Company bought $217,160,472 and $169,180,990 from three vendors, which comprised approximately 52% and 53% of purchases for the years ended September 30, 2006 and 2005, respectively. At September 30, 2006 and 2005 the Company had aggregate trade payables due to these suppliers of $5,071,400 and $4,179,547, respectively.

4.	INVESTMENTS

The Company has classified all investment securities as of August 31, 2007 as available for sale. This includes investment securities with a fair value of $2,440,865 at August 31, 2007 that were transferred from held to maturity to available for sale in accordance with management’s intentions after the sale of the Company (see note 17). Cost and fair value of marketable equity securities as of August 31, 2007 are as follows:

	Actual	Gross	Gross
	Amortization	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Short term bonds	$489,267	$-	$4,255	$485,012
Intermediate bonds	1,728,656	-	15,247	1,713,409
Equity investments	400,250	-	18,169	382,081
Stock investments	1,750	-	-	1,750

	$2,619,923	$-	$37,671	$2,582,252

5.	INVENTORIES

Inventories at August 31, 2007 consist of the following:

Gasoline	$3,542,812
Kerosene	92,787
Diesel	748,546
Convenience store merchandise	3,389,204
Other	114,641
7,887,990
Less: LIFO reserve	(3,136,892)
$4,751,098

During the 11 month period ended August 31, 2007, certain inventory quantities were reduced which were not expected to be replaced by year-end. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 2007 purchases, the effect of which decreased cost of goods sold by approximately $132,400 and increased net income by approximately $81,700. Additionally, certain other inventories during the period were reduced that were expected to be replaced at year-end. The replacement reserve associated with these quantities is $146,515. If the FIFO method of costing all inventories had been used, net income before taxes for the 11 month period ended August 31, 2007 would have been approximately $629,700 higher than as reported for 2007.

6.	PROPERTY AND EQUIPMENT

Property and equipment at August 31, 2007 consist of the following:

Land	$1,983,496
Building and leasehold improvements	11,392,515
Machinery and equipment	22,354,583
Convenient stores construction in progress	144,869
35,875,463
Less: Accumulated depreciation and amortization	(21,363,833)
$14,511,630

7.	LEASE COMMITMENTS

The Company leases and subleases certain gasoline retail outlets, storage facilities, and other real estate under operating leases. The Company also leases certain transportation equipment under operating leases. The Company leases its principal office facility from two of the minority stockholders of the Company who are related to the majority stockholder. Net rental expense under all operating leases amounted to $2,705,860 for the 11 month period ending August 31, 2007. Leases expire on various dates starting in 2014 and continuing through 2050.

Future minimum rental payments under all non-cancelable operating leases with remaining terms in excess of one year are as follows:

Period Ended
August 31,
2008	$800,729
2009	784,004
2010	547,684
2011	491,480
2012	482,895
Thereafter	7,918,990
$11,025,782

8.	LINES OF CREDIT

The Company had available three unsecured lines of credit with the same bank totaling $4,000,000. The outstanding balances of all three lines were paid in full during April 2007. All three lines also matured during the 11 month period ending August 31, 2007 and as of that date, there were no balances outstanding on any of these lines of credit.

Period Ended
August 31,
2008	$542,908
2009	570,684
$1,113,592

9.	LONG-TERM DEBT

Long-term debt at August 31, 2007 consists of the following:

Mortgage note, due in monthly installments of $5,344, including interest at 5.50%, with outstanding balance due in 2009 and secured by assets with a net book value of $207,450	$346,780

Mortgage note, due in monthly installments of $13,052, including interest at 6.75%, with outstanding balance due in 2007 and secured by assets with a net book value of $388,744	1,112,217

Mortgage note, due in monthly installments of $5,133, including interest at 6.00%, with outstanding balance due in 2008 and secured by assets with a net book value of $214,491	484,237

Mortgage note, due in monthly installments of $6,821, including interest at 6.00%, with outstanding balance due in 2008 and secured by assets with a net book value of $341,495	643,527

Mortgage note, due in monthly installments of $6,804, including interest at 7.15%, with outstanding balance due in 2009 and secured by assets with a net book value	513,662

Mortgage note, due in monthly installments of $8,619, including interest at 7.15%, with outstanding balance due in 2009 and secured by assets with a net book value of $518,089	650,610

Mortgage note, due in monthly installments of $8,848, including interest at 5.50%, with outstanding balance due in 2009 and secured by assets with a net book value of $31,477	577,215

Mortgage note, due in monthly installments of $4,646, including interest at 6.75%, with outstanding balance due in 2007 and secured by assets with a net book value of $1,309,258	397,052

Note payable related to buy back of Company common stock, due to four former shareholders in monthly installments of $1,552, including interest at 4.89%, through 2017	549,329

Promissory note of the subsidiary, due in monthly installments of $51,328, including interest at 5.25%, with outstanding balance due in 2008 and secured by property and equipment with a net book value of $4,651,890	3,902,090

Less: Current portion (see note 17)	(9,176,719)

$-

10.	INCOME TAXES

At August 31, 2007, the Company has approximately $257,000 and $12,000 in alternative minimum tax credits and general business tax credits, respectively, available to reduce future regular taxes indefinitely. For financial statement reporting purposes, the credit has been recognized in the current year as a deferred tax asset. The net deferred tax accounts in the accompanying consolidated balance sheet consist of the following components:

Deferred tax assets, current		$740,005
Deferred tax liabilities, non-current	$1,309,661
Deferred tax assets	(1,891,905)
Deferred tax liabilities	$(582,244)
Net deferred tax assets		$157,761

The tax-effected components of deferred income tax assets and liabilities at August 31, 2007 consisted of the following:

Litigation settlement	$426,394
Net operating loss carryforward	650,238
Future tax credits	376,661
Asset retirement obligation	506,605
Inventories	66,141
Other	23,627
Total deferred tax assets	$2,049,666

Difference in fixed asset depreciation methods	(1,891,905)

Net deferred tax asset	$157,761

Income taxes as shown in the consolidated statement of income for the 11 months ended August 31, 2007 consists of the following:

Current
Federal	$153,420
State	39,334
$192,754

Deferred
Federal	$29,252
State	20,824
$50,076

The income tax provision differs from the statutory Federal income tax rate for the following reasons:

Tax expense at Federal statutory tax rate of 34%	$178,892
State income taxes, net of Federal benefit	46,784
Permanent differences	99,415
Non-taxable interest income	(31,659)
General business credit	(52,372)
Other	1,770
$242,830

As of August 31, 2007, the Company has net operating losses available for federal income tax purposes which expire as follows:

2024	$754,364
2025	943,830
$1,698,194

11.	NEW ACCOUNTING STANDARD

In July 2006, the Financial Accounting Standards Board issued Interpretation ("FIN") No. 48, Accounting for Uncertainty in Income Taxes. FIN No. 48 clarifies the accounting for uncertain tax positions as described in SFAS No. 109, Accounting for Income Taxes, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, disclosure and transition. The requirements under FIN No. 48 are effective for reporting periods beginning after December 15, 2006 for public entities and December 15, 2007 for nonpublic entities. Management is currently evaluating the impact FIN No. 48 will have on the Company's results of operations and financial position.

12.	RELATED PARTY TRANSACTIONS

The Company provides management services to affiliated corporations. Revenues for these services were $41,050 for the 11 month period ended August 31, 2007 and $102,465 and $102,005 for the years ended September 30, 2006 and 2005, respectively and are included in Other Income.

The Company purchases liquid fuel from a terminal that is managed by the Company's majority stockholder. Purchases were $1,586,387 for the 11 month period ended August 31, 2007 and $1,377,188 and $1,674,076 for the years ended September 30, 2006 and 2005, respectively.

The Company leases properties from an affiliated corporation, which is managed by the Company's majority stockholder. Rent expense on these properties was $1,601,585 for the 11 month period ended August 31, 2007 and $1,704,000 and $2,876,864 for the years ended September 30, 2006 and 2005, respectively.

The Company also holds a 50% interest in Appalachian Barnette, LLC, accounted for using the equity method of accounting. As of August 31, 2007, the Company’s share of losses, included in Other Liabilities, exceeded its carrying amount in the investment by $132,116. Since the Company and other parties are individually and collectively responsible for the long-term debt of Appalachian Barnette, LLC, the Company has not suspended the equity method of accounting. The Company’s share of loss charged to operations for the 11 month period ended August 31, 2007 was $20,003. The Company’s share of loss charged to operations in 2006 was $10,262 and $20,507 in 2005.

13.	CONTINGENCIES

Environmental Compliance

The Company operates underground storage tanks (UST’s) for the storage of petroleum fuels. Between 1988 and 1998, the Company upgraded, replaced or removed all of its UST’s in order to comply with the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

The Company owns UST’s in four states. Each of these states operates a state-funded, state-administered insurance program that reimburses the Company for the expenses of remediating any pollution resulting from a release from any of the Company’s UST’s. Each of these state insurance funds is subject to a deductible that the Company must pay before it can seek reimbursement from each of the state funds. In 2007, the Company paid a total of $14,297 that was not reimbursed by an applicable state fund.

Investigation

In May 2006, the Company learned that the Federal Bureau of Alcohol, Tobacco and Firearms (ATF) was conducting  an investigation of potential violations of the Contraband Cigarette Trafficking Act and other Federal laws in  the Western District of Virginia and elsewhere. The actions of a former Company employee were within the  scope of this investigation. So far as the Company is aware, no current employee of the Company is considered a target or subject of the investigation. The Company has met with representatives of the ATF and United States Department of Justice on several occasions to discuss these issues and the Company has cooperated with law enforcement authorities throughout. In January 2007, the Company settled with the Department of Justice. The Company paid $255,000 in a pretrial diversion agreement.

14.	RETIREMENT PLAN

Beginning January 1, 2000, the Company established a profit sharing plan under the regulations of Internal Revenue Code Section 401(k). The plan covers all officers and employees who have at least one year of service. Participants are vested at 20% per year starting in year three and are fully vested after seven years of service. Under the plan, the Company has discretion on whether to make matching contributions for a plan year. Contributions by the Company were $11,737 for the 11 month period ended August 31, 2007.

15.	LITIGATION SETTLEMENT

The Company was a defendant in a lawsuit filed in September 2005 by one of its vendors of cigarettes. There were a total of some 20 defendants named in this action. The suit alleged, in addition to other causes of action, that the Company deprived the vendor of the benefits of its cigarette buy-down marketing program in violation of certain contract restrictions. Under the terms of a settlement agreement executed in September 2006, the Company is allowed to participate in the vendor’s retail marketing program on an equal footing with comparable retailers.

The Company agreed to pay the vendor a total of $2,500,000, of which $199,580 was already in the vendor’s possession in the form of withheld rebates, $800,420 was paid at the time of the settlement and $327,484 was paid during the eleven month period ended August 31, 2007. The balance of $1,172,516 is due in periodic installments through August 2009. However, to reflect the time value of money, the liability recorded in the financial statements reflects future payments discounted at an imputed interest rate of 5%. Pursuant to the settlement agreement, the Company is paying its obligation to the vendor out of marketing funds received from the vendor under the vendor's marketing program.

Maturities of the settlement payable are as follows:

Period Ended
August 31,
2008	$542,908
2009	570,684
$1,113,592

16.	ASSET RETIREMENT OBLIGATION

The Company incurs asset retirement obligations for its in-ground gas storage tanks. The fair value of this obligation is recorded as a liability on a discounted basis at the time the asset is installed. The cost associated with this liability is capitalized as part of the related asset and depreciated over the useful life of the tank. Over time, the liability is accreted for the change in the present value. The following table summarizes the activity in the liability for asset retirement obligations for the 11 month period ended August 31, 2007:

Beginning balance	$1,254,109
Accretion expense and other provisions	68,966
Ending balance	$1,323,075

The Company previously accounted for its asset retirement obligations on a pay-as-you-go basis and the adjustments related to this accounting had been considered immaterial in prior years. In 2007, the Company changed its accounting policy with regard to the evaluation of the effects of prior-year misstatements on the current year financial statements. As a result of this change, the Company accounted for the error related to asset retirement obligations as a one-time cumulative-effect adjustment resulting in a $673,280 decrease in retained earnings.

17.	SALE OF BUSINESS

On September 17, 2007, the Company’s shareholders sold 100% of their issued and outstanding shares to Titan Global Holdings, Inc. (Titan) for $30,000,000. Upon purchasing the Company, Titan paid off all of the Company’s long-term debt and began to liquidate the Company’s investment positions. The assets of the Company were also subsequently utilized to guarantee the purchase of another company that Titan expects to purchase.

18.	DERIVATIVE FINANCIAL INSTRUMENTS

The composition and fair value of derivative instruments relating to forward fixed contracts on the Company’s balance sheet consisted of the following at August 31, 2007:

Futures contracts	$(34,902)
Hedging escrow	399,085
Total	$364,183

The Company is exposed to credit loss in the event of nonperformance by counterparties of futures contracts, but the Company has no current reason to expect any material nonperformance by any of these counterparties.  Futures contracts, the primary derivative instrument utilized by the Company, are traded on regulated exchanges, greatly reducing potential credit risks.